Exhibit 99.2

For Immediate Release

YUME NAMES JIM SOSS EXECUTIVE VICE PRESIDENT, GENERAL MANAGER OF NORTH AMERICA

Will Oversee North American Sales, Business Development, and Customer Operations

Redwood City, Calif. – March 17, 2016 – YuMe, Inc. (NYSE: YUME), the global audience technology company powered by data-driven insights and multi-platform expertise, today announced the hiring of veteran digital marketer Jim Soss as Executive Vice President, General Manager of North America, effective immediately. Reporting to Chairman and Chief Executive Officer, Jayant Kadambi, Soss will be responsible for leading YuMe’s North American sales, business development, and customer operations.

“With today’s announcement, we are committing new leadership resources to drive growth and operating efficiencies in our largest market,” said Jayant Kadambi, Chairman and Chief Executive Officer of YuMe. “Jim’s operations experience in digital marketing and big data makes him a strong addition to our senior team and a natural choice to run North America. I welcome Jim to YuMe and look forward to working with him.”

Soss is a proven C-suite executive with expertise in digital marketing and big data. Most recently, he was Group Vice President for Responsys/Oracle, where he led the North American business and was responsible for global customer organizations. At Responsys, Soss had direct oversight of more than 400 professionals. Prior to that, Soss was Chief Executive Officer of Red Aril, a leading data management and technology company which he led through its acquisition by Hearst Corporation in 2011. Soss’ experience also includes leadership positions at digital marketing companies such as Acxiom and Infogroup. Soss holds a BS in Engineering, Management Systems from Princeton University and a MBA from The University of Chicago Booth School of Business.

“I am excited to join YuMe at this important stage of the Company’s development,” said Jim Soss, Executive Vice President, General Manager of North America. “The Company’s strength in data sciences and its investment in end-to-end programmatic platforms are a formidable combination in digital video, and I believe we can combine these strengths with enhanced operating performance to drive results.”

Additionally, the Company announced today that Scot McLernon will transition out of his role as Chief Revenue Officer and will serve as a special advisor to Mr. Kadambi, effective immediately.

“I’d like to thank Scot for his significant contributions to the Company,” said Jayant Kadambi. “Having led our sales organization since 2010, Scot has played an instrumental part in our success, and I look forward to working with him in his new role.”

YuMe currently expects financial results for the first quarter ended March 31, 2016 to meet or exceed the revenue and adjusted EBITDA1 guidance ranges it provided in its fourth quarter and full year 2015 financial results press release dated February 18, 2016. The Company expects to announce its first quarter 2016 financial results in early May.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of global audience technologies, curating relationships between brand advertisers and consumers of premium video content across a growing range of connected devices. Combining data-driven technologies with deep insight into audience behavior, YuMe offers brand advertisers end-to-end marketing software that establishes greater brand resonance with engaged consumers. It is the evolution of brand advertising for an ever-expanding video ecosystem. YuMe is headquartered in Redwood City, CA with European headquarters in London and 17 additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. YuMe, YuMe for Publishers and YFP are trademarks of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our growth strategy, our operating results, market trends, and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include competitive trends in a dynamic market, the lack of market acceptance of our product offerings, our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in YuMe’s Annual Report on Form 10-K for the year ended December 31, 2015 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income, adjusted to exclude income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.